UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 25, 2009

K-TRON INTERNATIONAL, INC.
(Exact Name of Registrant Specified in Charter)

New Jersey (State or Other Jurisdiction of Incorporation)	0-9576 (Commission File Number)	22-1759452 (I.R.S. Employer Identification No.)

Routes 55 & 553 P.O. Box 888
Pitman, New Jersey	08071-0888
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:   (856) 589-0500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On March 25, 2009, Mr. Ronald R. Remick advised the Board of Directors of K-Tron International, Inc. (the “Company”) of his intention to resign from his positions of Senior Vice President, Chief Financial Officer and Treasurer, effective May 30, 2009, due to his pending retirement.

(c)           Upon receipt of Mr. Remick’s notice of resignation, the Board of Directors of the Company elected Mr. Robert E. Wisniewski to the positions of Senior Vice President, Chief Financial Officer and Treasurer of the Company effective May 30, 2009 upon the retirement of Mr. Remick.

Mr. Wisniewski has brought to the Company over 30 years of experience in manufacturing and public accounting.  Mr. Wisniewski, 55, is currently Vice President, Finance of K-Tron America, Inc. and Chief Financial Officer of the global K-Tron Process Group, which is one of the Company’s two lines of business.  Prior to joining the Company, Mr. Wisniewski served as a Managing Director of ELB Capital Management LLC and FB Capital Partners, LP, two private equity/income partnerships, from June 2005 until February 2008.  Mr. Wisniewski worked as an independent financial and management consultant from September 2003 to May 2005.  Mr. Wisniewski served as Executive Vice President and Chief Financial Officer of Safeguard Business Systems, Inc. from June 2002 until August 2003 and held the same position at Hospitality Solutions International, Inc. from September 2000 through April 2002.  Mr. Wisniewski is a certified public accountant and worked for Ernst & Young LLP for over 11 years.

In connection with the election of Mr. Wisniewski as Senior Vice President, Chief Financial Officer and Treasurer of the Company, Mr. Wisniewski entered into an Amended and Restated Employment Agreement (the “Employment Agreement”), dated as of March 26, 2009, with the Company.  The term of Mr. Wisniewski’s employment under the Employment Agreement commenced on February 23, 2008 and will continue until terminated in accordance with the provisions of the Employment Agreement.

Commensurate with his additional responsibilities, Mr. Wisniewski’s annual salary will increase from $190,000 to $240,000, effective May 30, 2009. Mr. Wisniewski is also entitled to (i) a car allowance of not less than $12,000 annually, (ii) annual vacation of five weeks per year and (iii) participation in employee benefits of the Company on the same basis as other senior level executives of the Company.  Mr. Wisniewski will receive reimbursement of all ordinary and necessary out-of-pocket business expenses incurred by him in the discharge of his duties and responsibilities in accordance with Company policy.  Reimbursable expenses will include maintenance of his CPA license and memberships in a reasonable number of professional associations.

In the event of Mr. Wisniewski’s death, the Company will pay to his personal representative an amount equal to his base salary for the month in which he dies and for three months thereafter.

In the event the Company terminates Mr. Wisniewski’s employment without cause or he resigns for good reason, and if he executes and does not revoke a written release, Mr. Wisniewski will be entitled to receive 100% of his base salary and car allowance.  He will receive a cash payment equal to the after-tax cost that he would incur to continue health care benefits for the one-year period following his termination date, less the cost paid by active Company employees for comparable coverage.

The Employment Agreement provides that during the employment term and for one year thereafter in the event that Mr. Wisniewski’s employment is terminated (i) by reason of his disability, (ii) by the Company for cause or (iii) by him without good reason, Mr. Wisniewski may not compete with the Company and may not solicit any customer or employee of the Company.

There is no arrangement or understanding between Mr. Wisniewski and any other persons pursuant to which he was elected as Senior Vice President, Chief Financial Officer and Treasurer of the Company.  Mr. Wisniewski has no family relationship with any director or executive officer of the Company.

Mr. Wisniewski’s Employment Agreement is being filed as Exhibit 10.1 hereto.  The press release announcing the election of Mr. Wisniewski is attached hereto as Exhibit 99.1.

Item 9.01                      Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

None.

(b) Pro Forma Financial Information.

None.

(c) Shell Company Transactions.

None.

(d) Exhibits.

Exhibit No.        Description

10.1                    Amended and Restated Employment Agreement, dated as of March 26, 2009, by and between K-Tron International, Inc. and Robert E. Wisniewski.

99.1                    Press Release dated March 26, 2009 issued by K-Tron International, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

K-TRON INTERNATIONAL, INC.

By	EDWARD B. CLOUES, II
Edward B. Cloues, II
Chairman of the Board and
Chief Executive Officer

Dated: March 30, 2009

Exhibit Index

Exhibit Number	Description
10.1	Amended and Restated Employment Agreement, dated as of March 26, 2009, by and between K-Tron International, Inc. and Robert E. Wisniewski.
99.1	Press Release dated March 26, 2009 issued by K-Tron International, Inc.